EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) of NICE Systems Ltd. for the registration of 1,531,056 of its ordinary shares under its 2003 Stock Option Plan of our report dated February 8, 2006 with respect to the consolidated financial statements of NICE Systems Ltd. for the year ended December 31, 2005 which is included in its Annual Report (Form 20-F), filed with the Securities and Exchange Commission.


                                /s/ KOST FORER, GABBAY & KASIERER

                                KOST FORER, GABBAY & KASIERER
                               A Member of Ernst & Young Global

Tel-Aviv, Israel
May 22, 2006